As filed with the Securities and Exchange Commission on May 8, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Burlington Northern Santa Fe, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-1754839 (I.R.S. Employer Identification No.)

2650 Lou Menk Drive Fort Worth, Texas 76131-2830 (800) 795-2673 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Roger Nober 2650 Lou Menk Drive Fort Worth, Texas 76131-2830 (817) 352-1460 (Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	John D. Geddes, Esq. Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities(2)	(2)	(2)	(2)	(2)
(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS
Burlington Northern Santa Fe, LLC

Debt Securities

Burlington Northern Santa Fe, LLC (“BNSF”) may offer the debt securities as separate series in amounts, at prices, and on terms to be determined at the time of sale. For each offering, a prospectus supplement will accompany this prospectus and will contain all the terms of the series of debt securities for which this prospectus is being delivered.

BNSF may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents, and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

BNSF’s principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

The date of this prospectus is May 8, 2019.

BNSF has not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus, and does not take responsibility for any unauthorized information or representations. This prospectus is an offer to sell only the debt securities described in this prospectus and any applicable prospectus supplement, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

i

BURLINGTON NORTHERN SANTA FE, LLC

Burlington Northern Santa Fe, LLC, a Delaware limited liability company, is a holding company that conducts no operating activities and owns no significant assets other than through its interests in its subsidiaries. Burlington Northern Santa Fe Corporation was incorporated in the State of Delaware on December 16, 1994. On February 12, 2010, Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), acquired 100% of the outstanding shares of Burlington Northern Santa Fe Corporation common stock that it did not already own. The acquisition was completed through the merger of a Berkshire wholly-owned merger subsidiary and Burlington Northern Santa Fe Corporation, with the surviving entity renamed Burlington Northern Santa Fe, LLC (“BNSF”). As used in this prospectus, “BNSF” refers to Burlington Northern Santa Fe, LLC, its predecessor Burlington Northern Santa Fe Corporation and BNSF’s subsidiaries unless the context requires otherwise. BNSF is engaged primarily in freight railroad transportation through its ownership of its principal operating subsidiary, BNSF Railway Company (“BNSF Railway”). BNSF Railway operates one of the largest railroad networks in North America. BNSF operates approximately 32,500 route miles of track (excluding multiple main tracks, yard tracks and sidings) in 28 states and also operates in three Canadian provinces as of December 31, 2018. BNSF Railway serves major cities and ports in the western and southern United States, Canadian and Mexican traffic and important gateways to the eastern United States.

BNSF Railway derives a substantial portion of its revenues from transportation services provided by the following business units: Consumer Products, which includes the business areas of domestic intermodal (including truckload/intermodal marketing companies and expedited truckload/less-than-truckload/parcel), international intermodal and automotive; Industrial Products, including the business areas of construction products, petroleum products, building products, chemicals and plastics products and food and beverages; Agricultural Products; and Coal.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, BNSF will use the net proceeds from the sale of the debt securities for general corporate purposes, which may include but are not limited to working capital, capital expenditures, repayment of outstanding indebtedness, and distributions.

DESCRIPTION OF DEBT SECURITIES

General

BNSF will issue the debt securities under an Indenture dated as of December 1, 1995, as amended (the “Indenture”), between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor-in-interest to The First National Bank of Chicago, as Trustee. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. BNSF may issue the debt securities from time to time in one or more series. (Section 301) The particular terms of each series will be described in a prospectus supplement and may be different than those described here.

The summaries of certain provisions of the Indenture described below are not complete and are qualified in their entirety by reference to all the provisions of the Indenture. If BNSF refers to particular sections or capitalized defined terms of the Indenture, those sections or defined terms are incorporated by reference into this prospectus or the prospectus supplement.

BNSF is a holding company that conducts its operations through its operating subsidiaries. Accordingly, BNSF’s ability to pay principal and interest on the debt securities depends, in part, on its ability to obtain dividends or loans from its operating subsidiaries, which may be subject to contractual restrictions. In addition, the rights of BNSF and the rights of its creditors, including holders of the debt securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors, except to the extent BNSF itself may be a creditor with recognized claims against the subsidiary.

BNSF is an indirect wholly owned subsidiary of Berkshire, which has control over all decisions requiring equity holder approval, including the election of BNSF’s managers. In circumstances involving a conflict of interest between Berkshire and BNSF’s creditors, Berkshire could exercise its control in a manner that would benefit Berkshire to the detriment of BNSF’s creditors.

The covenants in the Indenture will not necessarily afford the holders of the debt securities protection in the event of a decline in BNSF’s credit quality resulting from highly leveraged or other transactions involving BNSF.

BNSF may issue separate series of debt securities under the Indenture from time to time without limitation on the aggregate principal amount. BNSF may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) BNSF may issue either senior or subordinated debt securities under the Indenture. (Section 301) The senior debt securities and, in the case of senior debt securities issued in bearer form, any related interest coupons, will constitute part of BNSF’s senior debt and will rank equally with all of its other unsecured and unsubordinated debt. The subordinated debt securities and, in the case of subordinated debt securities issued in bearer form, any related interest coupons, will be subordinated in right of payment to all of

BNSF’s senior indebtedness. BNSF has substantial amounts of senior indebtedness and the Indenture does not limit BNSF’s ability to incur additional senior indebtedness. (Section 301) The applicable prospectus supplement will describe the detailed terms of any subordination provision for that series.

The applicable prospectus supplement will describe the following terms of the debt securities (to the extent applicable):

(1) the price of the debt securities;

(2) the title of the debt securities;

(3) the ranking of the debt securities;

(4) any limit on the aggregate principal amount of the particular series of debt securities;

(5) the principal payment date or dates;

(6) the interest rate at which the debt securities will bear interest, the date or dates from which interest will accrue, the interest payment dates and the associated regular record date for payment of interest;

(7) the place where principal and interest will be paid on the debt securities;

(8) whether and how debt securities may be redeemed;

(9) whether BNSF is obligated to redeem or purchase debt securities pursuant to any sinking fund or similar arrangement and, if so, the terms of the arrangement;

(10) whether BNSF is obligated to purchase debt securities solely from proceeds of the sale of specified stock and, if so, the terms of the arrangement;

(11) the denominations of the debt securities, if other than denominations of $1,000;

(12) whether the amount of principal of or interest on the debt securities may be determined with reference to an index or pursuant to a formula and how the amounts will be determined;

(13) any foreign currency in which the principal of or interest on the debt securities may be paid and the manner in which the principal amount thereof would be translated into the currency of the United States of America for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time;

(14) any alternate currency in which the principal of or interest on the debt securities is to be payable and the periods and the terms for payment;

(15) how much of the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities if more or less than the entire amount;

(16) if the principal amount payable at the stated maturity of the debt securities will not be known any time before the stated maturity, the amount deemed to be the principal amount as of that date for any purpose (or, the manner in which the deemed principal amount is to be determined), including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of that date;

(17) the applicability of the provisions of the Indenture described under “—Defeasance and Covenant Defeasance — Defeasance and Discharge” or “—Defeasance and Covenant Defeasance — Defeasance of Certain Covenants”;

(18) whether any debt securities will be issued in the form of one or more global securities and, if so, the depositaries for the global securities, the form of any legend to be placed on the global securities in addition to or instead of the legend referred to under “—Global Securities” and, if different from those described under “—Global Securities”, any circumstances under which the global securities may be exchanged for registered debt securities, and how any transfer of the global securities may be registered, in the names of persons other than the depositary for the global securities or its nominee;

(19) whether the debt securities will be subject to optional interest rate reset provisions;

(20) whether the debt securities will be subject to optional extensions of maturity provisions;

(21) any addition to or change in the events of default applicable to the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

(22) the right or the obligation, if any, to extend interest payments and, if so, the terms of the extension;

(23) the subordination terms of any series;

(24) whether and under what circumstances BNSF will pay additional amounts to any holder or any type of holder of a debt security or of a trust related to a debt security in respect of any tax, assessment or governmental charge and, if so, whether BNSF will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

(25) any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(26) any other terms of the debt securities. (Section 301)

Debt securities may be sold at a substantial discount below their principal amount. Any United States income tax considerations applicable to debt securities that provide for an amount less than the principal amount to be due and payable upon acceleration of the maturity of the security (commonly referred to as original issue discount securities) may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities which are denominated in a foreign currency may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

BNSF will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 302)

No debt security shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such debt security an executed certificate of authentication substantially in the form provided in the Indenture. (Section 303)

Holders may, at their option, but subject to the terms of the Indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the Indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above or present for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by BNSF. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. (Section 305) The transfer or exchange will be made after the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. BNSF has appointed the Trustee as security registrar. (Section 305) Any transfer agent (in addition to the security registrar) initially designated by BNSF for any debt securities will be named in the applicable prospectus supplement. BNSF may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, BNSF will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

If the debt securities are to be partially redeemed, BNSF will not be required to:

●	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of the mailing; or

●	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Global Securities

Any of the debt securities may be represented by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. (Section 301) Unless otherwise provided in the prospectus supplement, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by BNSF (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the Indenture. Debt securities will not be issued in definitive form unless the prospectus supplement states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

●
the depositary has notified BNSF that it is unwilling or unable to continue as depositary or has ceased to be qualified to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

●	an event of default occurs and continues with respect to the debt securities represented by the global security; or

●	there exist any other circumstances described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs. (Sections 204 and 305)

The depositary has advised BNSF as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the “SEC”).

When BNSF issues debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described above, beneficial owners:

●	will not be entitled to have debt securities represented by the global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

●	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the Indenture.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Unless otherwise specified in the applicable prospectus supplement, holders may elect to hold interests in the debt securities in global form through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

Global Clearance and Settlement Procedures

Initial settlement for debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in debt securities settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of the sale of debt securities by or through a Clearstream

Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following the settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time. BNSF will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. The information in the sections concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that BNSF believes to be reliable, but BNSF has not attempted to verify the accuracy of this information.

Payment and Paying Agents

BNSF will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. (Section 307)

BNSF will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that BNSF designates. (Section 1002) BNSF may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. (Section 202) BNSF has designated the corporate trust office of the Trustee in New York, New York as BNSF’s sole paying agent for payments on the debt securities. Any other paying agents initially designated by BNSF for the debt securities will be named in the applicable prospectus supplement. BNSF may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. BNSF must maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

Any money paid by BNSF to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to BNSF at BNSF’s request. (Section 1003)

Negative Pledge

In the Indenture, BNSF covenants that it will not, and it will not permit any subsidiary to, create, assume, incur or suffer to exist any lien upon the stock of BNSF Railway (or any successor or assign of BNSF Railway, whether by merger or otherwise) to secure any indebtedness (other than debt securities issued under the Indenture) of BNSF, any of its subsidiaries or any other person, unless all of the outstanding debt securities are directly secured equally and ratably with the indebtedness. (Section 1008) For purposes of the Indenture, “lien” means any mortgage, pledge, lien or any other encumbrances. (Section 101)

Consolidation, Merger and Sale of Assets

BNSF may not consolidate or merge with any entity, or convey, transfer or lease substantially all of its properties and assets to any entity, and may not permit any entity to convey, transfer or lease substantially all of its properties and assets to BNSF, unless:

●
the successor entity (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes BNSF’s obligations on the debt securities and under the Indenture; and

●
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and continue. (Section 801)

Events of Default

Each of the following will constitute an event of default under the Indenture with respect to debt securities of any series:

(1) failure to pay principal of or any premium on any debt security of that series when due ;

(2) failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform, or breach of, any other covenant or warranty of BNSF in the Indenture with respect to debt securities of that series (other than a covenant included in the Indenture solely for the benefit of a particular series other than that series), continued for 90 days after written notice has been given to BNSF by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; or

(5) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

Under the Indenture, if a default occurs with respect to debt securities of any series, the Trustee must give the holders of debt securities of such series notice of such default known to the Trustee, within 90 days after the occurrence thereof. However, except in the case of default in the payment of the principal of or interest on any of the debt securities, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

If an event of default (other than an event of default described in clause (4) above that applies to all outstanding debt securities) with respect to the debt securities of any series at the time outstanding occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security or the principal amount of the debt security is not then determinable, the portion of the principal amount of the debt security, or other amount in lieu of the principal amount, as may be specified in the terms of the debt security, may be declared to be due and payable immediately as provided in the preceding sentence. If an event of default described in clause (4) above that applies to all outstanding debt securities occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of all the debt securities then outstanding (treated as one class) may declare the principal amount of all the debt securities then outstanding to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security, the portion of the principal amount of the debt security as may be specified in the terms of the debt security may be declared to be due and payable immediately as provided in the preceding sentence. After the acceleration of a series, but before a judgment or decree based on acceleration is rendered, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see “— Modification and Waiver”.

Generally the Trustee will be under no obligation to exercise any of its rights under the Indenture at the request of any of the holders, unless those holders offer to the Trustee reasonable indemnity. (Section 603) If the Trustee is offered reasonable indemnity under the Indenture, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of:

●	conducting any proceeding for any remedy available to the Trustee; or

●	exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Section 512)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee or for any other remedy under the Indenture, unless:

●	the holder has previously given to the Trustee written notice of a continuing event of default;

●
the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the relevant series have made written request, and the holder or holders have offered reasonable indemnity, to the Trustee to institute the proceeding; and

●
the Trustee has failed to institute a proceeding, and has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of the relevant series a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 507)

However, the limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on any debt security on or after the applicable due date specified in the debt security. (Section 508)

BNSF will furnish annually a statement to the Trustee by certain of its officers as to whether or not BNSF, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all known defaults. (Section 1004)

Modification and Waiver

Modifications and amendments of the Indenture may be made by BNSF and the Trustee with the consent of the holders of a majority of aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, without the consent of the holder of each affected outstanding debt security:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or any premium or interest on, any debt security;

(3) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of maturity;

(4) change any place of payment where, or the currency in which, principal of, or any premium or interest on, any debt security is payable;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the maturity of such debt security;

(6) reduce the percentage of the principal amount of outstanding debt securities of any series that is required to consent to the modification or amendment of the Indenture;

(7) reduce the percentage of the principal amount of outstanding debt securities of any series necessary for waiver of certain defaults or waiver of compliance with certain provisions of the Indenture; or

(8) make certain modifications to the provisions with respect to modification and waiver. (Section 902)

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series. (Sections 513 and 1009)

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable at that time if the debt security was accelerated to that date;

(2) if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security; and

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in that clause).

Certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the Indenture, will not be deemed to be outstanding. (Section 101)

BNSF will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, that action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or a shorter period as specified by BNSF (or the Trustee, if it sets the record date) and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, will apply to the debt securities of any series or to any specified part of a series. (Section 1401)

Defeasance and Discharge. Section 1402 of the Indenture provides that BNSF may be discharged from all its obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust). To be discharged from those obligations, BNSF must deposit in trust for the benefit of the holders of the debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF may only do this if, among other things, BNSF has delivered to the Trustee an opinion of counsel to the effect that BNSF has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance and discharge were not to occur. (Sections 1402 and 1404)

Defeasance of Certain Covenants. Section 1403 of the Indenture provides that:

●
in certain circumstances, BNSF may omit to comply with certain restrictive covenants, including those described under “—Negative Pledge” and any that may be described in the applicable prospectus supplement; and

●
in those circumstances, the occurrence of certain events of default, which are described above in clause (4) (with respect to the restrictive covenants) under “—Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default with respect to the debt securities.

BNSF, to exercise this option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. (Sections 1403 and 1404)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register. (Sections 101 and 106)

Title

BNSF, the Trustee and any of their agents may treat the registered holder of a debt security as the absolute owner of the debt security for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

PLAN OF DISTRIBUTION

BNSF may sell the securities:

●	through an underwriter or underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers, including affiliates of BNSF; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

If underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from BNSF or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

BNSF may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. BNSF may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for BNSF or subsidiaries of BNSF in the ordinary course of business.

If so indicated in a prospectus supplement, BNSF will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from BNSF pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by BNSF and sales of securities may be made by BNSF directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of BNSF will solicit or receive a commission in connection with direct sales by BNSF of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus may be passed upon for BNSF by Cravath, Swaine & Moore LLP, New York, New York, and for the underwriters, dealers, or agents, if any, by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU MAY FIND MORE INFORMATION

BNSF files annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. BNSF’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We also maintain a website at www.bnsf.com. BNSF does not intend for information contained on or accessible through BNSF’s web site to be part of this prospectus other than the documents that BNSF files with the SEC that are incorporated by reference into this prospectus.

BNSF has filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that BNSF makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, BNSF refers you to the exhibit for a more complete description of the matter involved, and each statement that BNSF makes is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about BNSF or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

The SEC allows BNSF to “incorporate by reference” the information BNSF files with them, which means that BNSF can disclose important information to you by referring you to documents which BNSF has filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that BNSF files later with the SEC will automatically update and supersede this information. BNSF incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on February 22, 2019); and

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (filed with the SEC on May 6, 2019).

BNSF also incorporates by reference BNSF’s future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except that, unless specifically stated to the contrary, none of the information that BNSF discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K, including exhibits relating to those disclosures, that BNSF may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus) until completion of the sale of the securities to the public. Any statement contained in this prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you would like a copy of any of the documents incorporated by reference into this prospectus, please make your request in writing or by telephone to:

Burlington Northern Santa Fe, LLC
2301 Lou Menk Drive, GOB-2W
Fort Worth, Texas 76131-2825
Attention: Treasurer
Telephone: (817) 352-3478

BNSF will provide you with the copies you request free of charge (other than the exhibits to the requested documents unless they are specifically incorporated by reference into the documents).

BNSF’s SEC filings are also made available free of charge on or through BNSF’s web site as soon as reasonably practicable after they are electronically filed with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

SEC Registration Fee(1)	$
Legal Fees and Expenses(2)	$
Accounting Fees and Expenses(2)	$
Rating Agency Fees(2)	$
Trustee’s Fees and Expenses(2)	$
Printing and Engraving Expenses(2)	$
Blue Sky Fees and Expenses(2)	$
Miscellaneous(2)	$
Total	$

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

(2)
As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.	Indemnification of Officers and Directors.

Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, subject only to the standards and restrictions, if any, as may be set forth in the company’s limited liability company agreement.

The Registrant’s Amended and Restated Limited Liability Company Operating Agreement provides for indemnification of BNSF’s sole member and its affiliates to the maximum extent permitted by the Delaware Limited Liability Company Act and of BNSF’s officers and managers against all liabilities and losses, incurred or suffered by such party as an officer or manager of BNSF, to the fullest extent authorized by the General Corporation Law of the State of Delaware, if the Registrant were a corporation organized thereunder.

Item 16.	Exhibits.

Exhibit Number	Description of Document
*1	Underwriting Agreement
4
Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4 to BNSF’s Registration Statement on Form S-3, filed on February 8, 1999 (Commission File No. 333-72013)), as supplemented by the First Supplemental Indenture, dated as of April 13, 2007 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on April 13, 2007 (Commission File No. 1-11535)), the Second Supplemental Indenture, dated as of March 14, 2008 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 14, 2008 (Commission File No. 1-11535)), the Third Supplemental Indenture, dated as of December 3, 2008 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on December 3, 2008 (Commission File No. 1-11535)), the Fourth Supplemental Indenture, dated as of September 24, 2009 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on September 24, 2009 (Commission File No. 1-11535)), the Fifth Supplemental Indenture, dated as of February 11, 2010 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on February 16, 2010 (Commission File No. 1-11535)), the Sixth Supplemental Indenture, dated as of May 17, 2010 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on May 17, 2010 (Commission File No. 1-11535)), the Seventh Supplemental Indenture, dated as of September 10, 2010 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on September 10, 2010 (Commission File No. 1-11535)), the Eighth Supplemental Indenture, dated as of May 19, 2011 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on May 19, 2011 (Commission File No. 1-11535)), the Ninth Supplemental Indenture, dated as of August 22, 2011 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 22, 2011 (Commission File No. 1-11535)), the Tenth Supplemental Indenture, dated as of March 2, 2012 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 2, 2012 (Commission File No. 1-11535)), the Eleventh Supplemental Indenture, dated as of August 23, 2012 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 23, 2012 (Commission File No. 1-11535)), the Twelfth Supplemental Indenture, dated as of March 12, 2013 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 12, 2013 (Commission File No. 1-11535)), the Thirteenth Supplemental Indenture, dated as of August 22, 2013 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 22, 2013 (Commission File No. 1-11535)), the Fourteenth Supplemental Indenture, dated as of March 7, 2014 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 7, 2014 (Commission File No. 1-11535)), the Fifteenth Supplemental Indenture, dated as of August 18, 2014 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 18, 2014 (Commission File No. 1-11535)), the Sixteenth Supplemental Indenture, dated as of March 9, 2015 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 9, 2015 (Commission File No. 1-11535)), the Seventeenth Supplemental Indenture, dated as of August 20, 2015 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 20, 2015 (Commission File No. 1-11535)), the Eighteenth Supplemental Indenture, dated as of May 16, 2016 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on May 16, 2016 (Commission File No. 1-11535)), the Nineteenth Supplemental Indenture, dated as of March 9, 2017 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 9, 2017 (Commission File No. 1-11535)), the Twentieth Supplemental Indenture, dated as of March 5, 2018 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on March 5, 2018 (Commission File No. 1-11535)) and the Twenty-First Supplemental Indenture, dated as of August 2, 2018 (incorporated by reference to Exhibit 4.1 to BNSF’s Current Report on Form 8-K, filed on August 2, 2018 (Commission File No. 1-11535))

5	Opinion of Cravath, Swaine & Moore LLP (filed herewith)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24	Powers of Attorney (included on the signature page of this registration statement)

25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1 as Trustee for the Indenture (filed herewith)

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(1) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 8, 2019.

Burlington Northern Santa Fe, LLC

By:	/s/ Carl R. Ice
Carl R. Ice
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments (including post-effective amendments) to this registration statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection therewith. The term “Authorized Officer” as applied with respect to any action taken pursuant to this power of attorney means (1) any person who is the Registrant’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer or Executive Vice President-Law and Corporate Affairs and Chief Legal Officer at the time such action shall be taken and (2) any other officer of the Registrant or a wholly owned subsidiary of the Registrant who shall be authorized by any person identified in clause (1) to act as an Authorized Officer for purposes of this paragraph.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on May 8, 2019.

Signature	Title

/s/ Carl R. Ice	President and Chief Executive Officer (Principal Executive Officer), and Manager
Carl R. Ice

/s/ Julie A. Piggott	Executive Vice President and Chief Financial Officer (Principal Financial Officer), and Manager
Julie A. Piggott

/s/ Paul W. Bischler	Vice President – Controller and Chief Sourcing Officer (Principal Accounting Officer)
Paul W. Bischler

/s/ Stevan B. Bobb	Manager
Stevan B. Bobb

/s/ Kathryn M. Farmer	Manager
Kathryn M. Farmer

/s/ David L. Freeman	Manager
David L. Freeman /s/ Roger Nober	Manager
Roger Nober

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